UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2008
Intervoice, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-15045	75-1927578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 454-8000
Not applicable
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On February 18, 2008 Intervoice, Inc. (“Intervoice”) issued a press release (the “Press Release”) announcing that a mobile service provider that serves Australasia is migrating its network to Intervoice’s Media Exchange, expanding its Short Message Service capacity and adding new payment features to its platform. The value of this order is currently estimated to be worth $4.1 million, with Intervoice presently anticipating recognizing revenue on this contract commencing with its fiscal quarter ending May 2008 and continuing through its fiscal quarter ending November 2008.
     The foregoing is qualified by reference to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired.
     Not applicable.
     (b) Pro Forma Financial Information.
     Not applicable.
     (c) Shell Company Transactions.
     Not applicable.
     (d) Exhibits.

Exhibit
Number	Exhibit Title

99.1
Press Release of Intervoice dated February 18, 2008 announcing that a mobile service provider that serves Australasia is migrating its network to Intervoice’s Media Exchange, expanding its Short Message Service capacity and adding new payment features to its platform.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
By:	/s/ Dean C. Howell
Dean C. Howell
Senior Vice President, General Counsel and Secretary

Date: February 19, 2008

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1
Press Release of Intervoice dated February 18, 2008 announcing that a mobile service provider that serves Australasia is migrating its network to Intervoice’s Media Exchange, expanding its Short Message Service capacity and adding new payment features to its platform.